EXHIBIT-10.3
------------


                           EXCLUSIVE LICENSE AGREEMENT
                           ---------------------------


         Agreement made as of this 1st day of November, 1989, by and between RONALD A. WALDORF (hereinafter "Licensor") and OCULOKINETICS, INC., a California corporation, having its principal place of business located at 2291 W. 205th Street, Suite 203, Torrance, California 90501 (hereinafter "Licensee").



                                   WITNESSETH:


         WHEREAS, Licensor is the owner of the "Alcohol & Drug Impairment Analyzer", the product to be licensed, a computer-based system for the accurate and objective measure of eye movements and pupil size which has a number of uses, and is the subject of United States Patent No. 4,815,839, dated March 28, 1989, a copy of which is attached hereto, and Patent Applications filed in Japan, South Korea, Taiwan, Canada, United Kingdom, France and West Germany. The license granted herein is specifically limited to the knowhow and application of the product to alcohol and drug impairment analysis and for no other use and is hereinafter referred to as "Licensed Product", and

         WHEREAS, Licensee desires to acquire an exclusive worldwide license to make, use and sell the Licensed Product, and Licensor is willing to grant the same under the conditions hereinafter set forth;

          NOW, THEREFORE, the parties agree as follows:

          1. EXCLUSIVE LICENSE. The Licensor hereby grants to the Licensee the exclusive worldwide right and license to enjoy. commercialize, and exploit the Licensed Product to make, assemble and use apparatus, machinery, auxiliaries and all devices for carrying the Licensed Product into practice; and all Trademarks used in connection with the sale and offering for sale of the Licensed Product.

          2. APPLICATIONS. Licensor shall provide all necessary information, drawings, blue prints and all other necessary data and execute all necessary papers, documents and instruments, to cause to be prepared, filed and prosecuted, through patent counsel of its choosing, all patent and trademark applications, whether pending or not, and, insofar as is reasonably possible, on all improvements hereafter made by the Licensor. Licensee shall promptly reimburse Licensor for all attorneys fees and costs incurred by Licensor pursuant to this paragraph. In connection with such applications for the United States or foreign countries, the Licensor, shall, at the request of the Licensee, do all acts necessary for obtaining, sustaining, reissuing, disclaiming or extending said applications.

         3. OWNERSHIP OF PATENTS.

                  a. All patents obtained for the Licensed Product used in connection therewith shall be the exclusive property of the Licensor, subject to the exclusive license hereby granted. The Licensor shall, upon demand, execute and deliver to the Licensee such documents as may be deemed necessary or advisable by counsel for the Licensee for filing in the appropriate patent and trademark offices to evidence the granting of the exclusive license hereby given.

                  b. If during the term of this license, Licensor makes any further improvements in such Licensed Product or the mode of using them, or becomes the owner of any such improvements either through patents or otherwise, then it shall communicate such improvements to the Licensee and give Licensee full information regarding the mode of using them and the Licensee shall be entitled to use the same with all rights which are hereby granted to the Licensee with respect to the Licensed Product.

                  c. If during the term of this license, Licensee, without assistance or contribution by Licensor, makes any further improvements in such Licensed Product or the mode of using them, or becomes the owner of any such improvements either through patents or otherwise, at its sole expense, then Licensee shall be the owner thereof.

                  d. If, during the term of the license, Licensee and Licensor together make any further improvements in such Licensed Product or the mode of using them, then they shall be joint owners of any such improvements either through patents or otherwise.

          4. TERM. This agreement shall continue through the life of the U.S. patent and any pending letters, if granted subject to the following:

                  (a) The Licensee may, upon (1) year written notice to the Licensor, terminate this Agreement.

                  (b) If the Licensee defaults in performing any of the terms of the Agreement and continues in default for a period of ten (10) days after written notice thereof; or if the licensee is adjudicated, bankrupt or insolvent, ceases to do business, or enters into a composition with its creditors or if a receiver is appointed for it; then the Licensor shall have the right to terminate this Agreement upon giving notice to the Licensee at least 30 days before the time when such termination is to take effect and thereupon the agreement shall become void without prejudice to any rights of the Licensor.

                  (c) Upon termination under subdivisions (a) or (b) of this paragraph, the Licensee shall duly account to the Licensor and transfer to it all rights it may have to the patents, inventions, processes and apparatus.

          5. PRODUCT DEVELOPMENT. Licensee has presented to Licensor a written Corporate Business Plan of Licensee, Volume I and Volume II, dated September, 1989, plus Financial Schedule Addendum dated October, 1989. which sets forth estimates and financial projections for the development, manufacture and sale of the Licensed Product. Also, Licensor is further aware that alternate courses of business transactions may be suitable, such as sublicensing, joint ventures, corporate partnerships, or other business arrangements. And, that Licensee shall pursue such other courses of business transactions as aforementioned and is empowered to enter into any such transaction that Licensor and Licensee jointly agree is satisfactory. Licensee warrants to Licensor that it will use its best efforts to meet or exceed all estimates and financial projections set forth therein.

         8. ROYALTY. In consideration of the exclusive license granted herein, Licensee shall pay to Licensor the following amounts during the term of this
Agreement:

                  a. License shall pay Licensor within thirty (30) days subsequent to the end of Licensee's fiscal year, an annual royalty of One Hundred Dollars ($100.00) in the currency of the United States for each fiscal year during the life of this Agreement beginning with the fiscal year of 1990.

                  b. All royalties due shall be paid to Licensor at 1206 South Bedford Street, #1, Los Angeles, California 90035, in United States dollars without deductions of any kind.

         7. INDEMNIFICATION AND DEFENSE OF INFRINGEMENT CLAIMS.

                  a. With respect to the exclusive license and rights granted to Licensee by Licensor, Licensee shall immediately give written notice to Licensor of any notice of infringement received by Licensee including any existing products or developments which infringe on the Licensed Product or any patented or patent pending technology which is known to Licensee as of the date of execution of this Agreement, or of any claim of infringement, or' of any suit or suits threatened or brought against it for infringement for any rights licensed hereunder.

                  b. Licensee and Licensor shall mutually cooperate with respect to any claim of infringement brought against Licensee and/or Licensor with respect to the rights granted herein. However, notwithstanding the foregoing, Licensor may refuse to participate in the defense of any claim brought against Licensee and/or Licensor with respect to the rights granted herein upon advice of counsel of its own choosing.

         8. PROSECUTION OF INFRINGEMENT CLAIMS.

                  a. In the event that any of the rights granted to Licensee by Licensor hereunder are infringed by any third party, Licensee shall have the right, but not the obligation, through counsel of its own choosing, to institute such suits for patent infringement, trademark infringement, unfair competition, or an~ other causes of action which may be applicable. Licensee shall control such action, and pay the attorneys fees and expenses associated with such action. Licensee shall keep Licensor advised of the status of such action and Licensor shall have the right to be represented therein by counsel of its own choosing at Licensor s own expense. Licensor shall have the right to institute such action if Licensee does not institute such action within thirty (30) days after written notice from Licensee that it does not intend to pursue the infringement action.

                  b. If the party instituting such suit finds it necessary or desirable to have any other party to this Agreement join the action, such other party agrees to such joinder. In the event of any recovery in such action, Licensor and Licensee shall, after recovery of all attorneys fees and costs expended by Licensee and/or Licensor, retain fifty percent (50%) each.

                  c. In conjunction with such suits, the parties agree to execute all papers necessary or desirable, and to testify in any suit whenever requested to do so. The party bringing the action shall reimburse the other party for any costs associated with providing such assistance.

          9. PATENT OFFICE ACTION. Licensor shall have the right, but not the obligation, to bear the sole cost and expense of prosecuting and/or defending any claims instituted in any patent office to maintain and protect the rights granted herein.

         10. INDEMNITY AND INSURANCE.

                  a. Subject to the provisions of subparagraph `b' of this section, Licensee shall indemnify and hold Licensor harmless against and from any and all personal injury or property claims by or on behalf of any person, firm, or corporation arising from the manufacture, labelling, sale, use, distribution or other disposition of the Licensed Product in any and all actions, causes of actions in connection therewith or related thereto, or arising from any accidental injuries sustained by any person, firm or corporation and from and against all costs, including without limitation, attorneys' fees, expenses, and liabilities incurred in or about any such claim or action or proceeding brought against Licensor by reason of any such claim. Licensee, upon written notice from Licensor, shall resist or defend any such action or proceeding by counsel reasonably satisfactory to

Licensor. Licensor shall not be liable to Licensee for any matter as to which licensee so indemnified Licensor.

                  b. If licensee itself manufactures, distributes, or sells the Licensed Product, Licensee shall immediately obtain and maintain in force, insuring Licensor, at Licensee s sole expense, a policy of insurance providing product liability, personal injury, and property damage coverage. Said policy shall name Licensor as named insured and have a minimum aggregate coverage limit of One Million dollars ($1,000,000.00). License shall, prior to its own manufacture, distribution or sale of the Licensed Product, provide Licensor with a certificate of insurance reflecting full compliance with the terms hereof. The policy obtained shall provide that it may not be cancelled without thirty (30) days prior written notice to Licensor. Licensee shall immediately provide to Licensor a copy of any notice of cancellation and immediately obtain substitute coverage upon like terms within thirty (30) days. If Licensee fails to comply with this provision at any time during the term of this Agreement, said failure shall be deemed an event of default of this Agreement.

          11. TERMINATION. Unless sooner terminated in accordance with its terms, this Agreement shall continue until the expiration of the United States Patent No. 4,815,839, dated March 28, 1989 or any extensions, reissues or renewals of the same; provided, however, that Licensee shall have the right, exercisable at the said date of expiration to continue this

Agreement in full force and effect under either the foreign patents or the improvement patents which are the subject of this Agreement for such period as Licensee chooses, subject, however,, to the terms and conditions of this Agreement. As to the claim of patents which may be expired or as to any claims held invalid by a court having jurisdiction in a decision which has become final, unappealable and unreviewable, then, if none of the methods, systems or apparatus used thereafter by Licensee is covered by other claims of patents licensed hereunder, Licensee's obligations with respect thereto shall cease. Licensee shall also cease to exploit any patent or trademark for which a license has been granted under this Agreement upon termination.

          12. DISPOSAL OF INVENTORY AND EQUIPMENT. In the event of the termination by Licensor pursuant to the provisions of paragraph 4 or 5 hereof, Licensor shall, if it so elects, have the right to purchase any or all of the Licensed Products manufactured by the Licensee which are unsold at the time of the Licensee's receipt of such notice of termination. The price to Licensor shall be the Licensee's costs without any profit to the Licensee. Licensor may also in such event buy at depreciated cost, and without profit to the Licensee, all special equipment applicable to the Licensed Products.

          13. SURRENDER OF RIGHTS AND KNOW-HOW. On the termination of the Agreement, for any reason whatsoever, Licensee shall deliver to Licensor, all books, notes, drawings, writings and other documents, samples and models relating to any improvements or intentions which are the subject matter of this Agreement; and Licensee shall also cease to exploit any patent or trademark for which a license has been granted under this Agreement.

          14. NO COMPETITIVE PRODUCTS. Until either party shall give to the other notice of termination of this Agreement as herein provided, Licensee shall not directly or indirectly undertake to manufacture, sell or offer for sale anywhere in the world any equipment or parts competitive with the Licensed Product.

          15. TECHNICAL ASSISTANCE COMMITMENT. Licensor shall assist, consult and cooperate with Licensee's personnel in the assembly design, engineering, manufacturing, inspection and servicing of the Licensed Product and components in the selection of the necessary plant layout, machinery, tools, equipment and production flow for the economical manufacture of the Licensed Product with all expenses incurred by Licensor to be paid by Licensee.

          16. ASSIGNMENT AND SUBLICENSING. The license herein granted is non-divisible, non-transferable, non--assignable and without the right to grant sublicenses except with the written consent of the Licensor, which shall not be unreasonably withheld. Any such attempt shall be void and of no effect. Licensor may assign its interest in this Exclusive License Agreement upon ten (10) days prior written notice to Licensee, provided that any such assignment shall not relieve Licensor of its obligations hereunder.

          17. EXERCISE OF RIGHTS. Licensee shall abide by all patent and trademark laws of the countries wherein the Licensed Product is sold and/or offered for sale.

          18. INTERPRETATIONS. The preamble recitals are incorporated in and made a part of this Agreement. Titles of articles and paragraphs are used for convenience only and are not a part of the text. All terms used in any one number or gender shall be construed to include any other number or gender as the context may require.

          19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes and integrates all prior negotiations, commitments, representations and undertakings (written or oral) of the parties with respect to the subject matter hereof.

          20. NON--WAIVER. The failure of Licensor to exercise any right, power or option given to it hereunder, or to insist upon strict compliance with the terms hereof by Licensee shall not constitute a waiver of the terms and conditions of this Agreement with respect to any other or subsequent breach thereof, nor a waiver by Licensor of its rights at any time thereafter to require exact and strict compliance with all the terms hereof. The rights or remedies hereunder are cumulative to any other rights or remedies which may be granted by law or equity.

          22. GOVERNING LAW. This Agreement shall be governed and construed under and in accordance with the laws of the State of California. Licensee hereby consents that any disputes between it and Licensor shall be adjudicated in the United States District Court for the Central District of California or the Superior Court of the State of California, County of Los Angeles, and that said court shall have jurisdiction over Licensee.

          22. COMPLIANCE WITH GOVERNMENT REGULATIONS. Anything herein to the contrary notwithstanding, Licensee shall conduct its business in a lawful manner, and shall faithfully comply with all applicable laws or regulations of all duly constituted public bodies having jurisdiction over the conduct of its business hereunder. Licensee, at its own cost and expense, shall obtain all necessary permits from governmental bodies necessary for the conduct of its business hereunder.

          23. SEVERABILITY. If any clause, provisions or paragraph of this Agreement is held invalid by arbitration or court decree, such findings shall not invalidate the remainder of this Agreement.

          24. NOTICES.

                  a. All notices to Licensor shall be in writing and shall be delivered or sent by facsimile, telex or cable, all charges prepaid (with copy thereof to immediately follow by registered or certified mail, postage fully prepaid), addressed to Licensor at:

                           Ronald A. Waldorf
                           c/o Anker, Alpert & Hymes
                           16311 Ventura Boulevard
                           Suite 1200
                           Encino, California 91436
                           Attention: Larry S. Hymes, Esq.

                  b. All notices to Licensee shall be in writing and shall be sent by facsimile, telex or cable, all charges prepaid (with a copy thereof to immediately follow by registered or certified mail, postage prepaid) addressed to Licensee at:

                           OculoKinetics, Inc.
                           2291 W. 205th Street
                           Suite 203
                           Torrance, California 90501

          25. MODIFICATION. This Agreement may only be modified or amended by a written instrument signed or acknowledged by Licensor and a duly authorized officer of Licensee.

          26. ATTORNEY'S FEES. If an action is brought to enforce the provisions of this Agreement, the prevailing party shall recover his costs and reasonable attorney's fees from the losing party.

          27. EXECUTION OF DOCUMENTS. This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, executors, personal representatives, directors, officers, shareholders, successors and assigns. Licensor and Licensee agree to execute any and all documents necessary and/or reasonable to effectuate the covenants, terms and obligations on its part to be performed.

          IN WITNESS WHEREOF, this Agreement is entered into as of the day and year first above written.

"Licensee"                              "Licensor"

OCULOKINETICS, INC.

By: /s/ Charles E. Phillips             By: /s/ Ronald A. Waldorf
   ---------------------------             --------------------------
   CHARLES E. PHILLIPS, PRES.              RONALD A. WALDORF

                    AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT
                    ----------------------------------------


          Amendment made as of this 15th day of January, 1992, by and between RONALD A. WALDORF (hereinafter `Licensor") and OCULOKINETICS, INC., a California corporation, having its principal place of business located at 2291 W. 205th street, Suite 203, Torrance, California 90501 (hereinafter "Licensee").



                                   WITNESSETH:



          WHEREAS, Licensor entered into an EXCLUSIVE LICENSE AGREEMENT with Licensee on November 1, 1989 with respect to stated rights for knowhow, application and use of product which is the subject of U.S. Patent No. 4,815,839, dated March 26, 1989, and;

          WHEREAS, Licensor and Licensee both desire to amend such Exclusive License Agreement as of the date first set forth above;

          NOW, THEREFORE, the parties agree as follows:

          1. To amend the Exclusive License Agreement of November 1, 1989 by granting to Licensee exclusive worldwide rights to all knowhow, and unlimited applications and use of U.S. Patent No. 4,815,839, and;

          2. By this amendment to remove all restrictions and limitations for use of technology and knowhow imposed by the Exclusive License Agreement of November 1, 1989, and;

          3. Agree that all other terms and conditions of the Exclusive License Agreement shall remain unchanged and in force, notwithstanding this Amendment.

          IN WITNESS WHEREOF, this Amendment to the Exclusive License Agreement is entered into as of the day and year first above written.

"Licensee"                              "Licensor"

OCULOKINETICS, INC.

By: /s/ Charles E. Phillips             By: /s/ Ronald A. Waldorf
   ---------------------------             --------------------------
   CHARLES E. PHILLIPS, PRES.              RONALD A. WALDORF

                                       2